                                                                EXHIBIT 10.4(ii)

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                              WILLIAM F MILLER III,
                                  HMS HOLDINGS
                                  NOVEMBER 2003

         The Board of Directors of HMS Holdings Corp. the successor company to Health Management Systems, Inc, (hereafter the "Company") has agreed to the following modifications and extension of the employment agreement (hereafter the "Agreement"), dated October 2, 2000 between the Health Management Systems, Inc, and William F. Miller III, (hereafter the "Employee"):

         - Article 2(a) Term of Employment: Unless earlier terminated as provided in the Agreement, the term of the Employee's employment, under the Agreement, is extended three years, to end on October 2, 2006.

         - Section 7 b (ii): The Company shall continue to provide the Employee with the health insurance benefits provided to other employees of the Company (including employer contributions) from the date of such termination for a period of 36 months. If the successor company, in a change of control transaction, does not offer post termination health benefits to the Employee, the Company will pay 135% of the COBRA cost for family coverage for 18 months for health plan continuation in the plan the Employee was participating in at the time of termination. As well, the Company will provide 135% of the cost of premiums for a non-group family health plan. of comparable benefits to the HMS Holdings plan, that Employee was participating at the time of termination, for 18 months. The cost of such non-group family health plan will be determined at the time of termination. Both the cost of 18 months of COBRA continuation coverage and 18 months non group family health coverage will be paid in a lump sum at time of closing of the change of control transaction.

         This amendment constitutes the entire and final expression of the agreement of the parties with respect to subject matter hereof. The remainder of the Agreement remains in full force and effect.

                  IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Amendment as of November 4, 2003.

                              By: _______________________________
                              Name: Richard H. Stowe
                              Title: Chairman, HMS Holdings Compensation
                              Committee and Director

                              ____________________________________
                              William F. Miller III